Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Analysts: Alvaro Ortega, Alvaro.Ortega@Avangrid.com, 207-629-7412

Media: Leo Rosales, Leo.Rosales@Avangrid.com, 518-419-2401

AVANGRID REPORTS THIRD QUARTER 2023 FINANCIAL RESULTS

•

Joint rate settlement proposal in New York approved, as filed; with positive impact of $136 million in the fourth quarter 2023, including $66 million from NY rate case approval including make whole and $70 million of language for uncollectible mitigation

•	Successfully terminated Commonwealth Wind and Park City Wind offshore wind PPAs, preserving the value of our offshore wind leases

•

Construction of Vineyard Wind 1 (VW1) 806 MW offshore wind project on track for first energy by year-end 2023; first two turbines fully erected and closed on a landmark tax equity transaction for $1.2 billion

•	Restarted construction on the New England Clean Energy Connect (NECEC) transmission project, contributing to earnings

•	Presented further details on Renewables Repowering Strategy up to 4.6 GW by 2032

•	Reached a transfer agreement for ~$100M of 2023 production tax credits from 8 operating wind farms, totaling 1,134 megawatts of generating capacity

Orange, CT – October 25, 2023 - Today Avangrid, Inc. (NYSE: AGR), a leading sustainable energy company, and a member of the group of companies controlled by Iberdrola, S.A., reported consolidated U.S. GAAP net income of $59 million, or $0.15 per share, compared to $105 million, or $0.27 per share, for the third quarter ended September 30, 2022. For the first nine months of 2023, consolidated net income was $389 million, or $1.00 per share, compared to $734 million, or $1.90 per share, for the first nine months of 2022. Results for the first nine months of 2023 do not include the gain from the restructuring of the Company’s New England offshore wind lease partnership agreement of $181 million that was included in the results for the first nine months of 2022.

“Year-to-date results primarily reflect the timing impacts of regulatory approvals, which were resolved this month with the important approval of our joint rate settlement proposal for our New York utilities, which comprise over half of our rate base,” said Pedro Azagra, chief executive officer of Avangrid. “We have had many other successes so far in 2023 which are setting the stage for 2024 and beyond including, the restart of construction for our NECEC transmission project, the termination of uneconomic offshore wind contracts, securing the first large scale U.S. offshore wind tax equity financing and most recently reaching an historic milestone with two turbines installed at our VW1 offshore wind farm. In addition, we announced our initial actions to capture the benefits of the Inflation Reduction Act, including a $100 million transferability transaction and the implementation of a significant wind project repowering plan that will enhance our earnings profile through the next decade.”

On a non-U.S. GAAP adjusted basis, consolidated net income for the third quarter ended September 30, 2023, was $105 million, or $0.27 per share, compared to $122 million, or $0.31 per share, for the third quarter ended September 30, 2022. For the first nine months of 2023, non-U.S. GAAP adjusted net income was $434 million, or $1.12 per share, compared to $749 million, or $1.94 per share, for the first nine months of 2022.

Networks

Networks earnings for the third quarter and first nine months of 2023 were $92 million, or $0.24 per share and $364 million, or $0.94 per share, respectively. Networks earnings for the third quarter and first nine-months of 2023 do not include the impact of the approved rate cases for our New York utilities, which were approved effective November 1, 2023 with a make-whole back to May 1, 2023, that will add approximately $136 million in the fourth quarter of 2023. Networks results for the third quarter of 2023 were impacted by the execution of existing rate plans, improved uncollectibles, and allowance for funds used during construction for our NECEC transmission project, as well as increased depreciation and operations and maintenance expenses. Results for the first nine months of 2023 were primarily impacted by the execution of existing rate plans, and higher uncollectibles, depreciation and operations and maintenance expenses.

Renewables

Renewables earnings for the third quarter and first nine months of 2023 were $9 million, or $0.02 per share and $127 million, or $0.33 per share, respectively. Renewables results for the third quarter of 2023 were primarily impacted by improved production and production tax credits, including from projects in tax equity partnerships, and strong thermal and asset management results, reduced by increased taxes and an offshore wind contract provision in relation to contract terminations. Results for the first nine months of 2023 were impacted by improved thermal and asset management results, production tax credits and production from new capacity, increased taxes, an offshore wind contract provision, and excluded the 2022 gain on offshore wind restructuring.

Non-U.S. GAAP adjusted earnings and adjusted earnings per share exclude mark-to-market adjustments in the Renewables segment, merger costs, offshore wind contract provisions, and COVID-19 impacts. For additional information, see “Use of Non-U.S. GAAP Financial Measures” and “Reconciliation of Non-U.S. GAAP Financial Measures” at the end of this release.

Earnings Webcast

Avangrid will webcast an audio-only financial presentation in conjunction with releasing third quarter earnings tomorrow, Thursday, October 26, 2023, beginning at 10:00 A.M. Eastern time. The listen-only webcast will feature a presentation from members of the executive team followed by a question-and-answer session. The webcast can be accessed through the Investor Relations section of Avangrid’s website. A replay will be available for 90 days in the Investors section of the Avangrid website.

# # #

About Avangrid: Avangrid, Inc. (NYSE: AGR) aspires to be the leading sustainable energy company in the United States. Headquartered in Orange, CT with approximately $42 billion in assets and operations in 24 U.S. states, Avangrid has two primary lines of business: networks and renewables. Through its networks business, Avangrid owns and operates eight electric and natural gas utilities, serving more than 3.3 million customers in New York and New England. Through its renewables business, Avangrid owns and operates a portfolio of renewable energy generation facilities across the United States. Avangrid employs more than 7,500 people and has been recognized by JUST Capital in 2021, 2022 and 2023 as one of the JUST 100 companies – a ranking of America’s best corporate citizens. In 2023, Avangrid ranked first within the utility sector for its commitment to the environment. The company supports the U.N.’s Sustainable Development Goals and was named among the World’s Most Ethical Companies in 2023 for the fifth consecutive year by the Ethisphere Institute. Avangrid is a member of the group of companies controlled by Iberdrola, S.A. For more information, visit https://www.avangrid.com.

Forward Looking Statements

Certain statements in this release may relate to our future business and financial performance and future events or developments involving us and our subsidiaries that are not purely historical and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “would,” “could,” “can,” “expect(s),” “believe(s),” “anticipate(s),” “intend(s),” “plan(s),” “estimate(s),” “project(s),” “assume(s),” “guide(s),” “target(s),” “forecast(s),” “are (is) confident that” and “seek(s)” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements about our plans, objectives and intentions, outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition of the business and other statements that are not historical facts. Such statements are based upon the current reasonable beliefs, expectations, and assumptions of our management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Important factors are discussed and should be reviewed in our Form 10-K and other subsequent filings with the SEC. Specifically, forward-looking statements include, without limitation:

•	the future financial performance, anticipated liquidity and capital expenditures;

•	actions or inactions of local, state or federal regulatory agencies;

•	the ability to recruit and retain a highly qualified and diverse workforce in the competitive labor market;

•	changes in amount, timing or ability to complete capital projects;

•

adverse developments in general market, business, economic, labor, regulatory and political conditions including, without limitation, the impacts of inflation, deflation, supply-chain interruptions and changing prices and labor costs, including the Department of Commerce’s anti-circumvention petition that could adversely impact renewable solar energy projects;

•	the impacts of climate change, fluctuations in weather patterns and extreme weather events;

•	technological developments;

•

the impact of extraordinary external events, such as any cyber breaches or other incidents, grid disturbances, acts of war or terrorism, civil or social unrest, natural disasters, pandemic health events or other similar occurrences, including the ongoing geopolitical conflict with Russia and Ukraine;

•

the impact of any change to applicable laws and regulations, including those subject to referendums and legal challenges, affecting the ownership and operations of electric and gas utilities and renewable energy generation facilities, respectively, including, without limitation, those relating to the environment and climate change, taxes, price controls, regulatory approval and permitting;

•

our ability to close the proposed Merger (as defined in “Note 1, current 10Q - Background and Nature of Operations” to the accompanying unaudited condensed consolidated financial statements under Part I, Item 1 of this report), the anticipated timing and terms of the proposed Merger, our ability to realize the anticipated benefits of the proposed Merger and our ability to manage the risks of the proposed Merger;

•	its impact on business and economic conditions, including but not limited to impacts from consumer payment behavior and supply chain delays, and the pace of recovery from the pandemic;

•	the implementation of changes in accounting standards;

•	adverse publicity or other reputational harm; and

•	other presently unknown unforeseen factors.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this report, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Other risk factors are detailed from time to time in our reports filed with the SEC, and we encourage you to consult such disclosures.

Use of Non-U.S. GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with U.S. GAAP, we consider adjusted net income and adjusted earnings per share, adjusted EBITDA and adjusted EBITDA with Tax Credits as financial measures that are not prepared in accordance with U.S. GAAP. The non-GAAP financial measures we use are specific to Avangrid and the non-GAAP financial measures of other companies may not be calculated in the same manner. We use these non-GAAP financial measures, in addition to U.S. GAAP measures, to establish operating budgets and operational goals to manage and monitor our business, evaluate our operating and financial performance and to compare such performance to prior periods and to the performance of our competitors. We believe that presenting such non-GAAP financial measures is useful because such measures can be used to analyze and compare profitability between companies and industries by eliminating the impact of certain non-cash charges. In addition, we present non-GAAP financial measures because we believe that they and other similar measures are widely used by certain investors, securities analysts and other interested parties as supplemental measures of performance.

We define adjusted net income as net income adjusted to exclude mark-to-market earnings from changes in the fair value of derivative instruments used by Avangrid to economically hedge market price fluctuations in related underlying physical transactions for the purchase and sale of electricity costs incurred in connection with the COVID-19 pandemic and costs incurred related to the PNMR Merger. We believe adjusted net income is more useful in understanding and evaluating actual and projected financial performance and contribution of Avangrid core lines of business and to more fully compare and explain our results. The most directly comparable U.S. GAAP measure to adjusted net income is net income. We also define adjusted earnings per share, or adjusted EPS, as adjusted net income converted to an earnings per share amount.

The use of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, Avangrid’s U.S. GAAP financial information, and investors are cautioned that the non-GAAP financial measures are limited in their usefulness, may be unique to Avangrid, and should be considered only as a supplement to Avangrid’s U.S. GAAP financial measures. The non-GAAP financial measures may not be comparable to other similarly titled measures of other companies and have limitations as analytical tools.

Non-GAAP financial measures are not primary measurements of our performance under U.S. GAAP and should not be considered as alternatives to operating income, net income or any other performance measures determined in accordance with U.S. GAAP.

Investors and others should note that AVANGRID routinely posts important information on its website and considers the Investor Relations section, www.avangrid.com/wps/portal/avangrid/Investors, a channel of distribution.

Avangrid, Inc.

Condensed Consolidated Statements of Income

(In Millions except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($M)	2023	2022	2023	2022
Operating Revenues	$1,974	$1,838	$6,027	$5,765

Operating Expenses
Purchased power, natural gas and fuel used	482	535	1,844	1,716
Operations and maintenance	924	758	2,319	2,102
Depreciation and amortization	303	279	868	811
Taxes other than income taxes	176	154	516	501

Total Operating Expenses	1,885	1,726	5,547	5,130

Operating Income	89	112	480	635

Other Income and (Expense)
Other income	42	18	96	38
Earnings (losses) from equity method investments	(1)	2	5	261
Interest expense, net of capitalization	(107)	(76)	(301)	(226)

Income Before Income Tax	23	56	280	708

Income tax (benefit) expense	(8)	(50)	(17)	14

Net Income	31	106	297	694

Net loss attributable to noncontrolling interests	28	(1)	92	40

Net Income Attributable to Avangrid, Inc.	$59	$105	$389	$734

Earnings per Common Share, Basic:	$0.15	$0.27	$1.00	$1.90

Earnings per Common Share, Diluted:	$0.15	$0.27	$1.00	$1.90

Weighted-average # of Common Shares Outstanding (M):
Basic	386.9	386.7	386.8	386.7
Diluted	387.3	387.3	387.1	387.2

Amounts may not add due to rounding

Reconciliation of Non-U.S. GAAP Financial Measures

Avangrid, Inc.

Reconciliation of Non-U.S. GAAP Adjusted Net Income (Loss) - $M

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	‘23 vs ‘22	2023	2022	‘23 vs ‘22
Networks	$92	$88	$4	$364	$470	$(106)
Renewables	9	29	(20)	127	310	(183)
Corporate*	(43)	(13)	(30)	(102)	(46)	(56)

GAAP Net Income	$59	$105	$(46)	$389	$734	$(345)
Adjustments:
Mark-to-market earnings - Renewables	23	22	1	19	17	2
Impact of COVID-19	—	0	(0)	—	2	(2)
Merger costs	1	1	0	2	3	(0)
Offshore contract provision	40	—	40	40	—	40
Income tax impact of adjustments**	(17)	(6)	(11)	(16)	(6)	(11)

Adjusted Net Income	$105	$122	$(16)	$434	$749	$(316)

*	Includes Corporate and other non-regulated entities as well as intersegment eliminations
**

2023: Income tax impact of adjustments: $(6)M and $(5)M from mark-to-market (MtM) earnings - Renewables, $(1)M and $(1)M from merger costs - Corporate, and $(10)M and $(10)M from the offshore contract provisions for the three and nine months ended September 30, 2023, respectively.

**

2022: Income tax impact of adjustments: $(6)M and $(4)M from mark-to-market (MtM) earnings - Renewables, $(0) and $(0) from impact of COVID-19 - Networks, and ($0) and ($1)M from merger costs - Corporate for the three and nine months ended September 30, 2022, respectively.

Non-U.S. GAAP Adjusted Net Income (Loss) - $M

	Three Months Ended September 30,			Nine Months Ended September 30,
	Adjusted 2023	Adjusted 2022	Adjusted ‘23 vs ‘22	Adjusted 2023	Adjusted 2022	Adjusted ‘23 vs ‘22
Networks	$92	$89	$4	$364	$471	$(107)
Renewables	55	45	10	170	322	(152)
Corporate*	(42)	(13)	(30)	(100)	(44)	(56)

Adjusted Net Income	$105	$122	$(16)	$434	$749	$(316)

*	Includes Corporate and other non-regulated entities as well as intersegment eliminations

Avangrid, Inc.

Reconciliation of Non-U.S. GAAP Adjusted Earnings (Loss) Per Share (EPS)

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	‘23 VS ‘22	2023	2022	‘23 VS ‘22
Networks	$0.24	$0.23	$0.01	$0.94	$1.21	$(0.27)
Renewables	0.02	0.08	(0.05)	0.33	0.80	(0.47)
Corporate*	(0.11)	(0.03)	(0.08)	(0.26)	(0.12)	(0.14)

GAAP Earnings Per Share	$0.15	$0.27	$(0.12)	$1.00	$1.90	$(0.89)
Adjustments:
Mark-to-market earnings - Renewables	0.06	0.06	0.00	0.05	0.04	0.01
Impact of COVID-19	—	0.00	(0.00)	—	0.00	(0.00)
Merger costs	0.00	0.00	0.00	0.01	0.01	(0.00)
Offshore contract provision	0.10	—	0.10	0.10	—	0.10
Income tax impact of adjustments**	(0.04)	(0.02)	(0.03)	(0.04)	(0.01)	(0.03)

Adjusted Earnings Per Share	$0.27	$0.31	$(0.04)	$1.12	$1.94	$(0.82)

Weighted-avg # of Shares (M):	386.9	386.7		386.8	386.7

Amounts may not add due to rounding

*	Includes Corporate and other non-regulated entities as well as intersegment eliminations
**

2023: EPS income tax impact of adjustments: $(0.01) and $(0.01) from mark-to-market (MtM) earnings - Renewables, $0 and $0 from the merger costs - Corporate, $(0.03) and $(0.03) from the offshore contract provisions for the three and nine months ended September 30, 2023, respectively

**

2022: EPS income tax impact of adjustments: $(0.02) and $(0.01) from mark-to-market (MtM) earnings - Renewables, $0 and $0 from impact of COVID-19 - Networks, and $0 and $0 from merger costs for the three and nine months ended September 30, 2022, respectively

Non-U.S. GAAP Adjusted Earnings (Loss) Per Share

	Three Months Ended September 30,			Nine Months Ended September 30,
	Adjusted 2023	Adjusted 2022	Adjusted ‘23 VS ‘22	Adjusted 2023	Adjusted 2022	Adjusted ‘23 VS ‘22
Networks	$0.24	$0.23	$0.01	$0.94	$1.22	$(0.28)
Renewables	0.14	0.12	0.03	0.44	0.83	(0.39)
Corporate*	(0.11)	(0.03)	(0.08)	(0.26)	(0.11)	(0.15)

Adjusted Earnings Per Share	$0.27	$0.3 1	$(0.04)	$1.12	$1.94	$(0.82)

Weighted-avg # of Shares (M):	386.9	386.7		386.8	386.7

Amounts may not add due to rounding

*	Includes Corporate and other non-regulated entities as well as intersegment eliminations